Exhibit 99.1

MORTON’S RESTAURANT GROUP, INC. 325 North LaSalle Street Chicago, IL 60654 (312) 923-0030 www.mortons.com

For Immediate Release

November 5, 2009

Contact:	Ronald M. DiNella, Senior Vice President, Chief Financial Officer,
Morton’s Restaurant Group, Inc.

MORTON’S RESTAURANT GROUP, INC. REPORTS RESULTS FOR

THIRD QUARTER 2009

– Third Quarter Revenues Decreased 12.2% to $64.1 Million from $73.0 Million –

– Company Provides Guidance for Fourth Quarter 2009 and Revised Guidance for Full Year 2009

Chicago, IL. November 5, 2009 – Morton’s Restaurant Group, Inc. (NYSE: MRT) today reported unaudited financial results for its fiscal 2009 third quarter ended October 4, 2009.

The three month period ended October 4, 2009 as compared to the three month period ended September 28, 2008 (13 weeks to 13 weeks)

•	Revenues decreased 12.2% to $64.1 million.

•	Comparable restaurant revenues for Morton’s steakhouses decreased 16.8% for the third quarter of fiscal 2009 ended October 4, 2009.

•

The decrease in revenues is primarily attributable to the decrease in comparable restaurant revenues. A portion of the decrease was offset by an increase in revenues from four new Morton’s steakhouses opened during fiscal 2008 and two new Morton’s steakhouses opened during fiscal 2009.

•

The three month period ended October 4, 2009 included a charge of $1.1 million pre-tax and $0.7 million after-tax, or $0.05 per diluted share, which represents the change in the fair value of the share-based component to be issued in connection with the settlement of certain wage and hour claims that we announced in the second quarter of fiscal 2009. The Company previously reported in the second quarter of fiscal 2009 that it had recorded a charge related to the settlement of certain wage and hour and similar labor claims of approximately $10.6 million pre-tax and approximately $6.7 million after-tax, or approximately $0.42 per diluted share. A portion of these claims will be settled with the issuance of Company shares and, as a result, the portion of the liability attributed to the share-based component will be adjusted to fair value at each quarter- end, with fair value estimated based on the trading price of our common stock per share and other observable inputs, until the settlement has been approved by the court at which time a final adjustment will be recorded.

•

The three month period ended September 28, 2008 included a non-cash impairment charge of $66.2 million pre-tax and $57.6 million after-tax from continuing operations and $3.6 million pre-tax and $3.1 million after-tax from discontinued operations.

•

Including these unusual items, the Company’s GAAP net loss from continuing operations was $(3.3) million, or $(0.21) per diluted share, for the three month period ended October 4, 2009, compared to a net loss from continuing operations of $(60.1) million, or $(3.79) per diluted share, for the three month period ended September 28, 2008.

•

Excluding these unusual items, the Company’s adjusted net loss from continuing operations was $(2.6) million, or $(0.16) per diluted share, for both the three month periods ended October 4, 2009 and September 28, 2008. (Please refer to the reconciliation of adjusted net income (loss) to GAAP net income (loss) in the financial tables that follow.)

The nine month period ended October 4, 2009 as compared to the nine month period ended September 28, 2008 (39 weeks to 39 weeks)

•	Revenues decreased 16.8% to $203.3 million.

•	Comparable restaurant revenues for Morton’s steakhouses decreased 22.4% for the nine month period ended October 4, 2009.

•

The decrease in revenues is primarily attributable to the decrease in comparable restaurant revenues. A portion of the decrease was offset by an increase in revenues from four new Morton’s steakhouses opened during fiscal 2008 and two new Morton’s steakhouses opened during fiscal 2009. The nine month period ended October 4, 2009 included three unusual items:

•	The Company incurred a charge of $11.7 million pre-tax and $7.4 million after-tax, or $(0.47) per diluted share, relating to the settlement of certain wage and hour claims and similar labor claims.

•

The Company incurred a first quarter charge of $0.2 million pre-tax and $0.1 million after-tax, or $0.01 per diluted share, for the partial write-off of deferred financing costs related to the amendment of the Company’s senior revolving credit facility that was executed on March 4, 2009, pursuant to which the amount available under the credit facility was reduced from $115.0 million to $75.0 million, with a further reduction to $70.0 million effective December 31, 2009.

•

The Company’s effective tax rate for the nine month period ended October 4, 2009 was negatively impacted by a non-cash charge of $0.7 million, or $0.04 per diluted share, related to the tax treatment of the vesting of certain restricted stock awards, compared to a similar non-cash charge of $0.3 million, or $0.02 per diluted share, incurred in the nine month period ended September 28, 2008.

•

The nine month period ended September 28, 2008 included a non-cash impairment charge of $66.2 million pre-tax and $57.6 million after-tax from continuing operations and $3.6 million pre-tax and $3.1 million after-tax from discontinued operations.

•

Including these unusual items, the Company’s GAAP net loss from continuing operations was $(10.8) million, or $(0.68) per diluted share, for the nine month period ended October 4, 2009 compared to a net loss from continuing operations of $(55.5) million, or $(3.43) per diluted share, for the nine month period ended September 28, 2008.

•

Excluding these unusual items, the Company’s adjusted net loss from continuing operations was $(2.6) million, or $(0.16) per diluted share, for the nine month period ended October 4, 2009, which compares to adjusted net income from continuing operations of $2.3 million, or $0.14 per diluted share, for the nine month period ended September 28, 2008.

As previously reported, Morton’s revenues and results have been pressured by the continuing global recession, which has impacted guest traffic throughout the industry. Negative comparable restaurant revenues adversely impacted earnings due to the deleveraging effect on the fixed cost base.

“Over the past year we have seen unprecedented economic conditions which have impacted business travel, convention business, hotel occupancy and air travel, all of which have had a direct impact on our Morton’s business.” said Thomas J. Baldwin, Chairman and Chief Executive Officer of Morton’s Restaurant Group, Inc. “Throughout this period, we have taken many action steps to drive our marketing initiatives, profit enhancements and cost management programs, meeting these economic challenges head on. These steps are fully aligned with our uncompromising commitment to our guests’ experience and we believe that our strong Morton’s brand continues to remain well positioned for long-term growth as the economy improves. At Morton’s we offer ‘The Best Steak Anywhere,’ the best service and the best people in the fine dining steakhouse segment and believe the best is yet to come.”

Restaurants

On March 3, 2009, the Company opened a Morton’s steakhouse in Mexico City, Mexico (through a joint venture) and on October 2, 2009, opened a Morton’s steakhouse in Miami Beach, FL. The Company has entered into a lease to open a new Morton’s steakhouse in Indian Wells, CA.

During the second quarter of fiscal 2009, the Company closed its Morton’s steakhouses in Southfield, MI; Westchester, IL; and Minneapolis, MN and during the third quarter of fiscal 2009 closed its Morton’s steakhouses in Columbus, OH and Vancouver, Canada and its Bertolini’s restaurant in King of Prussia, PA. During fiscal 2008, the Company closed its Bertolini’s restaurant in Indianapolis, IN, and its Morton’s steakhouses in Kansas City, MO and in Charlotte (Southpark), NC. The Company has determined that all closed restaurants should be accounted for as discontinued operations due to the fact that the Company does not expect any further direct or indirect cash inflows from these restaurants. Accordingly, the results of operations for the closed restaurants listed above have been reclassified to discontinued operations in the statements of operations for all periods presented.

Fourth Quarter Fiscal 2009 and Revised Full Year Fiscal 2009 Financial Guidance

The current economic environment significantly increases the inherent uncertainty of guidance. Actual results could differ materially from the guidance provided herein as a result of numerous factors, many of which are beyond the Company’s control and are highly dependent upon overall economic conditions. In particular, a further decrease in consumer and/or business spending in one or more of the geographic areas in which the Company operates could cause actual results to differ materially from the Company’s guidance. Refer to “Cautionary Note on Forward-Looking Statements” later in this press release.

The Company currently expects fourth quarter of fiscal 2009 revenues to range between $82 million and $84 million, including decreases in comparable restaurant revenues for Morton’s steakhouses of approximately 10% to 12% as compared to the fourth quarter of fiscal 2008. The Company’s guidance takes into account a 13 week quarter for the fourth quarter of fiscal 2009 compared to a 14 week quarter for the fourth quarter of fiscal 2008. Fourth quarter diluted net income per share from continuing operations is expected to approximate $0.22 to $0.25. This range assumes an expected effective income tax rate for the fourth quarter of fiscal 2009 not exceeding 45%.

The Company has revised its fiscal 2009 guidance and now expects fiscal year 2009 revenues to range between $285 million and $287 million, which reflects a decrease in comparable restaurant revenues for Morton’s steakhouses of approximately 19% to 21% as compared to fiscal 2008. The Company’s revenue guidance takes into account a 52 week year for fiscal 2009 compared to a 53 week year for fiscal 2008. Furthermore, fiscal 2009 will include revenue from one New Year’s Eve (December 31, 2009) whereas fiscal 2008 included revenue from two New Year’s Eves (December 31, 2007 in the first quarter and December 31, 2008 in the fourth quarter). Diluted net income per share from continuing operations for fiscal 2009 is expected to approximate $0.06 to $0.09. The range excludes the aforementioned charge related to the settlement of certain wage and hour and similar labor claims of $11.7 million pre-tax and $7.4 million after-tax or $0.47 per diluted share, a non-cash charge of $0.7 million or $0.04 per diluted share related to the tax treatment of the vesting of certain restricted stock awards, the partial write-off of deferred financing costs of $0.2 million pre-tax and $0.1 million after-tax or $0.01 per diluted share recorded during the first quarter of fiscal 2009 and includes the full year impact of the additional interest expense of approximately $0.7 million pre-tax and $0.4 million after-tax or $0.03 per diluted share. This range assumes an expected effective income tax rate not exceeding 38%. During fiscal 2009, the Company opened Morton’s steakhouses in Mexico City and Miami Beach. In addition, during fiscal 2009, the Company has retrofit one Morton’s steakhouse to include Bar 12—21.

Conference Call

Morton’s Restaurant Group, Inc. (NYSE: MRT) has scheduled a conference call and webcast for investors at 5:00 p.m. ET today to discuss these results. Details of the conference call are as follows:

Date:	Thursday, November 5, 2009

Time:	5:00 p.m. ET (please dial in by 4:45 p.m.)

Dial-In #:	866-730-5763 U.S. & Canada
857-350-1587 International

Confirmation code:	25249087

Alternatively, the conference call will be available via webcast at www.mortons.com under the “Investor Relations” tab.

About the Company

Morton’s Restaurant Group, Inc. is the world’s largest operator of company-owned upscale steakhouses. Morton’s steakhouses have remained true to our founders’ original vision of combining generous portions of high quality food prepared to exacting standards with exceptional service in an enjoyable dining environment. As of November 5, 2009, the Company owned and operated 77 Morton’s steakhouses located in 65 cities across 27 states, Puerto Rico and five international locations (Hong Kong, Macau, Mexico City, Singapore and Toronto) and two Italian restaurants. Please visit our Morton’s website at www.mortons.com.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this news release, the matters addressed are forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectations or beliefs concerning future events. Without limiting the foregoing, the words “believes,” “thinks,” “anticipates,” “estimates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. The Company cautions that forward-looking statements are subject to risks, uncertainties, assumptions and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, without limitation, (i) a reduction in consumer and/or business spending in one or more of the Company’s markets due to business layoffs or budget reductions, negative consumer sentiment, access to consumer credit, commodity and other prices, events or occurrences affecting the securities and/or financial markets, occurrences affecting the Company’s common stock, housing values, changes in federal, state, foreign and/or local tax levels or other factors, (ii) risks relating to the restaurant industry and the Company’s business, including competition, changes in consumer tastes and preferences, risks associated with opening new locations, increases in food and other raw materials costs, increases in energy costs, demographic trends, traffic patterns, weather conditions, employee availability, benefits and cost increases, perceived product safety issues, supply interruptions, litigation, judgments or settlements in pending litigation, government regulation, the Company’s ability to maintain adequate financing facilities, the Company’s liquidity and capital resources, prevailing interest rates and legal and regulatory matters, (iii) public health issues, including, without limitation risks relating to the spread of H1N1 influenza and other pandemic diseases and (iv) other risks detailed from time to time in the Company’s most recent Form 10-K, Forms 10-Q and other reports filed with the Securities and Exchange Commission. In addition, the Company’s ability to expand is dependent upon various factors, such as the availability of attractive sites for new restaurants, the ability to negotiate suitable lease terms, the ability to generate or borrow funds to develop new restaurants, the ability to obtain various government permits and licenses, limitations on permitted capital expenditures under the Company’s credit facility and the recruitment and training of skilled management and restaurant employees. Other unknown or unpredictable factors also could harm the Company’s business, financial condition and results. Consequently, there can be no assurance that actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

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Morton’s Restaurant Group, Inc.

Consolidated Statements of Operations and Margin Analysis - Unaudited

(Amounts in thousands, except per share data)

	Three Month Periods Ended				Nine Month Periods Ended
	October 4, 2009		September 28, 2008		October 4, 2009		September 28, 2008
Revenues	$64,134	100.0%	$73,030	100.0%	$203,298	100.0%	$244,217	100.0%

Food and beverage costs	19,800	30.9%	24,310	33.3%	62,773	30.9%	80,192	32.8%
Restaurant operating expenses	38,532	60.1%	40,003	54.8%	116,808	57.5%	122,401	50.1%
Pre-opening costs	602	0.9%	815	1.1%	1,788	0.9%	2,467	1.0%
Depreciation and amortization	2,829	4.4%	3,189	4.4%	8,879	4.4%	9,577	3.9%
General and administrative expenses	3,642	5.7%	5,846	8.0%	12,191	6.0%	19,078	7.8%
Marketing and promotional expenses	1,423	2.2%	1,586	2.2%	4,807	2.4%	5,478	2.2%
Non-cash impairment charge	—	0.0%	66,204	90.7%	—	0.0%	66,204	27.1%
Charge related to legal settlements	1,129	1.8%	—	0.0%	11,696	5.8%	—	0.0%

Operating loss	(3,823)	(6.0%)	(68,923)	(94.4%)	(15,644)	(7.7%)	(61,180)	(25.1%)

Write-off of deferred financing costs	—	0.0%	—	0.0%	206	0.1%	—	0.0%
Interest expense, net	1,051	1.6%	737	1.0%	2,716	1.3%	2,136	0.9%

Loss before income taxes from continuing operations	(4,874)	(7.6%)	(69,660)	(95.4%)	(18,566)	(9.1%)	(63,316)	(25.9%)

Income tax benefit	(1,636)	(2.6%)	(9,528)	(13.0%)	(7,508)	(3.7%)	(7,784)	(3.2%)

Loss from continuing operations	(3,238)	(5.0%)	(60,132)	(82.3%)	(11,058)	(5.4%)	(55,532)	(22.7%)

Discontinued operations, net of taxes	(31)	(0.0%)	(3,592)	(4.9%)	(800)	(0.4%)	(4,097)	(1.7%)

Net loss	(3,269)	(5.1%)	(63,724)	(87.3%)	(11,858)	(5.8%)	(59,629)	(24.4%)

Net income (loss) attributable to noncontrolling interest	31	0.0%	—	0.0%	(272)	(0.1%)	—	0.0%

Net loss attributable to controlling interest	$(3,300)	(5.1%)	$(63,724)	(87.3%)	$(11,586)	(5.7%)	$(59,629)	(24.4%)

Amounts attributable to controlling interest:
Loss from continuing operations, net of taxes	$(3,269)		$(60,132)		$(10,786)		$(55,532)
Discontinued operations, net of taxes	(31)		(3,592)		(800)		(4,097)

Net loss	$(3,300)		$(63,724)		$(11,586)		$(59,629)

Basic net loss per share:
Continuing operations	$(0.21)		$(3.79)		$(0.68)		$(3.43)
Discontinued operations	$(0.00)		$(0.23)		$(0.05)		$(0.25)
Basic net loss per share	$(0.21)		$(4.02)		$(0.73)		$(3.68)
Diluted net loss per share:
Continuing operations	$(0.21)		$(3.79)		$(0.68)		$(3.43)
Discontinued operations	$(0.00)		$(0.23)		$(0.05)		$(0.25)
Diluted net loss per share	$(0.21)		$(4.02)		$(0.73)		$(3.68)

Shares used in computing loss per share:
Basic	15,892.3		15,863.1		15,879.4		16,201.6
Diluted	15,892.3		15,863.1		15,879.4		16,201.6

Morton’s Restaurant Group, Inc.

Adjusted Net (Loss) Income and Adjusted Diluted Net (Loss) Income Per Share (Note 1)

(In thousands, except per share data)

	Three Month Periods Ended				Nine Month Periods Ended
	October 4, 2009		September 28, 2008		October 4, 2009		September 28, 2008
Net loss from continuing operations attributable to controlling interest, as reported	$(3,269)		$(60,132)		$(10,786)		$(55,532)
Net income (loss) attributable to noncontrolling interest	31		—		(272)		—
Income tax benefit	(1,636)		(9,528)		(7,508)		(7,784)

Loss before income taxes from continuing operations, as reported	(4,874)		(69,660)		(18,566)		(63,316)
Adjustment (1):
Charge related to legal settlements (2)	1,129		—		11,696		—
Write-off of deferred financing costs (3)	—		—		206		—
Non-cash impairment charge (4)	—		66,204		—		66,204

Adjusted (loss) income before income taxes	(3,745)		(3,456)		(6,664)		2,888
Adjusted income tax (benefit) expense	(1,226	)(5)	(882	)(6)	(3,820	)(7)	583 (6)
Net (loss) income attributable to noncontrolling interest	31		—		(272)		—

Adjusted net (loss) income from continuing operations attributable to controlling interest	$(2,550)		$(2,574)		$(2,572)		$2,305

Adjusted diluted net (loss) income per share	$(0.16)		$(0.16)		$(0.16)		$0.14

Shares used in computing adjusted diluted net (loss) income per share	15,892.3		15,863.1		15,879.4		16,202.0

(1)	The Company includes these adjusted calculations for the three and nine month periods ended October 4, 2009 and September 28, 2008 because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Accordingly, the Company believes that the presentation of this analysis, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s financial condition, operating performance and underlying strength. This analysis should not be considered in isolation or as a substitute for net income (loss) prepared in accordance with GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.

(2)	In the second quarter of fiscal 2009, the Company recorded a charge in connection with the settlement of certain wage and hour and similar labor claims of $10,567 pre-tax or $6,707 after-tax and $0.42 per diluted share. During the third quarter of fiscal 2009, the Company recorded an additional charge which represents the change in the fair value of the share-based component of the settlement of $1,129 pre-tax or $717 after-tax and $0.05 per diluted share.
(3)	In the first quarter of fiscal 2009, the Company wrote-off deferred financing costs of $206 related to the amendment of the Company’s senior revolving credit facility that was executed on March 4, 2009.
(4)	The non-cash impairment charge from continuing operations of $66,204 consisted of $41,600 for goodwill, $6,000 for the intangible asset and $18,604 for long-lived assets.
(5)	In connection with the additional charge related to the legal settlements, the Company recorded income tax benefits of $412 for the three month period ended October 4, 2009. The effective tax rate for the three month period ended October 4, 2009 was negatively impacted by a non-cash charge of $2 related to the tax treatment of the vesting of certain restricted stock awards.
(6)	In connection with the non-cash impairment charge, the Company recorded an income tax benefit of $8,648. The Company’s effective tax rate for the three and nine month periods ended September 28, 2008 was negatively impacted by a non-cash charge of $2 and $281, respectively, related to the tax treatment of the vesting of certain restricted stock awards.
(7)	In connection with the charge related to the legal settlements and the write-off of deferred financing costs, the Company recorded income tax benefits of $4,273 and $75, respectively, for the nine month period ended October 4, 2009. The Company’s effective tax rate for the nine month period ended October 4, 2009 was negatively impacted by a non-cash charge of $659 related to the tax treatment of the vesting of certain restricted stock awards.